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                                                                    EXHIBIT 23.4


                         CONSENT OF PIPER JAFFRAY INC.

        We hereby consent to the references to our firm and the inclusion of our fairness opinion dated June 9, 1997 as Appendix B to the Proxy
Statement/Prospectus included in this registration statement on Form S-4 of Whole Foods Market, Inc. filed under the Securities Act of 1933.

        In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                    /s/ PIPER JAFFRAY INC.
                                                        PIPER JAFFRAY INC.


Minneapolis, Minnesota
July 14, 1997